Exhibit 99.1

21374 Tailwind Acq. Corp. Proxy Card Rev3 Front

[PRELIMINARY COPY; SUBJECT TO COMPLETION]

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TAILWIND ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/[•]/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

TAILWIND ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2022

The undersigned appoints Chris Hollod and Philip Krim, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Tailwind Acquisition Corp. held of record by the undersigned at the close of business on November 25, 2022 at the Special Meeting of Stockholders of Tailwind Acquisition Corp. to be held on [•], 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7 AND PROPOSAL 8, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

21374 Tailwind Acq. Corp. Proxy Card Rev3 Back

[PRELIMINARY COPY; SUBJECT TO COMPLETION]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2022

To view the 2022 Proxy Statement, and to Attend the Special Meeting, please go to: https://www.cstproxy.com/[•]/2022

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

PROPOSAL No. 1 FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of August 5, 2022 (as it may be amended and/or restated from time to time, the "Business Combination Agreement"), by and among Tailwind Acquisition Corp. ("Tailwind"), Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Tailwind ("Merger Sub"), and Nuburu, Inc., a Delaware corporation ("Nuburu"), and the transactions contemplated thereby. If the Business Combination Agreement, including the issuance of shares of common stock, par value $0.0001 per share, of Tailwind ("New Nuburu Common Stock") as the Business Combination consideration, is approved by Tailwind's stockholders, and the business combination, together with the other transactions contemplated therein (the "Business Combination"), is subsequently completed, among other items, Merger Sub will merge with and into Nuburu, with Nuburu surviving the Business Combination as a wholly owned subsidiary of Tailwind and Tailwind expected to change its name to "Nuburu, Inc." ("New Nuburu") (the "Business Combination Proposal").

PROPOSAL No. 2 FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve New Nuburu's amended and restated certificate of incorporation, to be approved and adopted in connection with the Business Combination (the "Charter Proposal").

PROPOSAL No. 3

If the Business Combination Proposal and Charter Proposal are approved, to consider and vote on a non-binding, advisory basis, upon separate proposals to approve the following amendments to Tailwind's current amended and restated certificate of incorporation:

a. ***Proposal No. 3A –*** To decrease the number of authorized shares of Tailwind from 551,000,000 to 300,000,000; FOR AGAINST ABSTAIN

b. ***Proposal No. 3B –*** To eliminate the classification of Tailwind's Class B common stock, par value $0.0001 per share; FOR AGAINST ABSTAIN

c. ***Proposal No. 3C –*** To provide that the number of authorized shares of common stock or preferred stock may be increased or decreased by the affirmative vote of the holders of at least a majority of the voting power of Tailwind stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General of Incorporation; FOR AGAINST ABSTAIN

d. ***Proposal No. 3D –*** To remove the provisions regarding the doctrine of corporate opportunity amended and restated certificate of incorporation of New Nuburu; FOR AGAINST ABSTAIN

e. ***Proposal No. 3E –*** To provide that the vote of two-thirds of the total voting power of all the then outstanding shares of stock, shall be required to adopt, amend or repeal Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the amended and restated certificate of incorporation of New Nuburu. FOR AGAINST ABSTAIN

We refer to these proposals as the "Advisory Charter Proposals";

PROPOSAL No. 4 FOR AGAINST ABSTAIN

If the Business Combination Proposal and Charter Proposal are approved, to consider and vote upon a proposal to approve the appointment of directors of New Nuburu effective at the closing.

PROPOSAL No. 5 FOR AGAINST ABSTAIN

If the Business Combination Proposal and Charter Proposal are approved, to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE American LLC, the issuance of shares of New Nuburu Common Stock (the "Listing Proposal").

PROPOSAL No. 6 FOR AGAINST ABSTAIN

If the Business Combination Proposal, Charter Proposal and Listing Proposal are approved, to consider and vote upon a proposal to approve and adopt the Nuburu, Inc. 2022 Equity Incentive Plan (the "Equity Incentive Plan Proposal").

PROPOSAL No. 7 FOR AGAINST ABSTAIN

If the Business Combination Proposal, Charter Proposal, Listing Proposal and Equity Incentive Plan Proposal are approved, to consider and vote upon a proposal to approve and adopt the Nuburu, Inc. 2022 Employee Stock Purchase Plan (the "ESPP Proposal").

PROPOSAL No. 8 FOR AGAINST ABSTAIN

To consider and vote upon a proposal to adjourn the Tailwind Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Tailwind Special Meeting, there are not sufficient votes to approve any of the Business Combination Proposal, the Charter Proposal, the Listing Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal or holders of Tailwind's Class A common stock have elected to redeem an amount of Class A common stock such that Tailwind would have less than $5,000,001 of net tangible assets (the "Adjournment Proposal").

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________ **2022.**

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.